Exhibit 99.1

Valeritas Announces Reverse Stock Split

BRIDGEWATER, New Jersey, March 13, 2017 — Valeritas Holdings, Inc. (OTCQB: VLRX) today announced that effective at 9:00 a.m., EDT, on March 15, 2017, the Company will effect an eight-for-one reverse stock split of its outstanding common stock. The authority to implement a reverse stock split was approved by the Company’s stockholders at the Special Meeting of Stockholders held on March 8, 2017, and the Company’s Board of Directors subsequently adopted the reverse stock split. Upon the effectiveness of the reverse stock split, every eight shares of issued and outstanding common stock as of the close of business on March 14, 2017 will be combined into one issued and outstanding share of common stock, with no change in par value per share. The Company’s common stock will open for trading on the OTCQB on March 15, 2017 on a post-split basis.

The reverse stock split is primarily intended to bring the Company into compliance with the minimum average closing share price requirement for its potential up-listing onto the Nasdaq Capital Market. The Company’s common stock will continue to trade under the symbol “VLRX” but will have a new CUSIP number (91914N 202).

The reverse stock split will reduce the number of shares of the Company’s outstanding common stock from approximately 13.1 million shares to approximately 1.6 million shares. No fractional shares will be issued as a result of the reverse stock split. Any fractional shares that would result from the reverse stock split will be settled in cash. Shareholders holding share certificates will receive information from West Coast Stock Transfer, the Company’s transfer agent, regarding the process for exchanging their shares of common stock.

Shareholders with questions may contact our transfer agent at West Coast Stock Transfer by calling 619.664.4780.

Additional information about the reverse stock split can be found in the Company’s proxy statement filed with the Securities and Exchange Commission on February 15, 2017, a copy of which is available at www.sec.gov.

About Valeritas Holdings, Inc.

Valeritas is a commercial-stage medical technology company focused on improving health and simplifying life for people with diabetes by developing and commercializing innovative technologies. Valeritas’ flagship product, V-Go® Wearable Insulin Delivery device, is a simple, wearable, basal-bolus insulin delivery device for patients with type 2 diabetes that enables patients to administer a continuous preset basal rate of insulin over 24 hours. It also provides discreet on-demand bolus dosing at mealtimes. It is the only basal-bolus insulin delivery device on the market today specifically designed keeping in mind the needs of type 2 diabetes patients. Headquartered in Bridgewater, New Jersey, Valeritas operates its R&D functions in Shrewsbury, Massachusetts. For more information, please visit www.valeritas.com.

Forward Looking Statements

This press release may contain forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Valeritas technologies, business and product development plans and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue Valeritas’ business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize the V-Go® Wearable Insulin Delivery device with limited resources, competition in the industry in which Valeritas operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and Valeritas assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Valeritas files with the Securities and Exchange Commission available at www.sec.gov.

Investor Contacts:

Nick Laudico / Robert Flamm, Ph.D.

The Ruth Group

(646)536-7030 / 7017

IR@valeritas.com

Or

The Del Mar Consulting Group, Inc.

Robert B. Prag, President

858-794-9500

bprag@delmarconsulting.com

Media Contact:

Kirsten Thomas

The Ruth Group

(508)280-6592

PR@valeritas.com